UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2016 (April 6, 2016)

Broadcom Limited

(Exact name of registrant as specified in its charter)

Singapore	001-37690	98-1254807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 6, 2016, the Company held its 2016 Annual General Meeting (“2016 AGM”). Holders of the Company’s ordinary shares and special preference shares, voting as a single class, voted on the following matters:

(1)	To elect ten members to the Company’s board of directors (the “Board”);

(2)	To approve the re-appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and independent Singapore auditor for the fiscal year ending October 30, 2016 and to authorize the Audit Committee of the Board to fix its remuneration for services provided through the Company’s 2017 Annual General Meeting of Shareholders (the “2017 AGM”);

(3)	To approve the general authorization for the directors of the Company to allot and issue ordinary shares of the Company, as set forth in the notice of, and proxy statement relating to, the Company’s 2016 Annual General Meeting (together, the “Notice and Proxy Statement”); and

(4)	To approve the non-employee directors’ cash compensation for the period from April 7, 2016 through the date on which the 2017 AGM is held, and for each approximately 12-month period thereafter, as set forth in the Notice and Proxy Statement.

For each of these proposals a quorum was present. The votes cast in connection with such matters were as follows:

(1)	Election of Directors:

	Name	For	Against	Abstain	Broker Non-Votes
(a)	Hock E. Tan	342,536,634	594,590	260,277	19,513,114
(b)	James V. Diller	342,419,628	675,463	296,410	19,513,114
(c)	Lewis C. Eggebrecht	342,906,683	191,320	293,498	19,513,114
(d)	Kenneth Y. Hao	342,359,038	744,056	288,407	19,513,114
(e)	Eddy Hartenstein	320,638,347	21,514,087	1,239,067	19,513,114
(f)	Justine F. Lien	342,533,128	569,893	288,480	19,513,114
(g)	Donald Macleod	342,938,976	169,202	283,323	19,513,114
(h)	Peter J. Marks	342,989,296	114,005	288,200	19,513,114
(i)	Henry S. Samueli	342,678,664	548,709	164,128	19,513,114
(j)	Lucien Y.K. Wong	340,881,224	2,275,221	235,056	19,513,114

(2)	Re-appointment of PricewaterhouseCoopers LLP:

For	Against	Abstain	Broker Non-Votes
360,436,295	2,392,026	76,294	0

(3)	Approval of General Authorization for Directors to Issue Shares:

For	Against	Abstain	Broker Non-Votes
353,408,148	9,333,616	162,851	0

(4)	Approval of Non-Employee Directors’ Cash Compensation:

For	Against	Abstain	Broker Non-Votes
342,184,712	982,410	224,379	19,513,114

Each of the director nominees was elected and each of the proposals was approved by the Company’s shareholders.

Mr. Wong, who joined the Board immediately effective upon his election as a director at the 2016 AGM, will participate in the non-employee director compensation arrangements generally applicable to all of the Company’s non-employee directors, as disclosed in the Notice and Proxy Statement. Under the terms of those arrangements, upon his election to the Board on April 6, 2016, Mr. Wong received an initial equity grant with a fair market value of $200,000 on the date of grant, consisting of 1,325 restricted share units (“RSUs”) of the Company.

Upon Mr. Wong’s election to the Board, Bruno Guilmart ceased to be a director of the Company. In light of the valuable service Mr. Guilmart provided to the Company during his tenure as a director, the Board took action to accelerate the vesting and exercisability of the remaining Company unvested option shares and RSUs held by him to the date on which he ceased to be a director. In June 2013, Mr. Guilmart was granted an option to purchase 23,094 shares of the Company, at an exercise price per share of $37.00 per share, and 7,698 RSUs, of which 7,698 option shares and 2,566 RSUs would have been unvested as at April 6, 2016, but for the action taken by the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 7, 2016

Broadcom Limited

By:	/s/ Patricia H. McCall
Name:	Patricia H. McCall
Title:	Vice President and General Counsel